                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (AMOUNTS IN THOUSANDS)

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
                                                                    NINE MONTHS ENDED
                                           YEAR ENDED JUNE 30,          MARCH 31,
                         MARCH 16, 1993 --------------------------- ------------------
                            THROUGH                       PRO FORMA          PRO FORMA
                         JUNE 30, 1993   1994     1995      1995     1996      1996
                         -------------- -------  -------  --------- -------  ---------
Combined consolidated
 income before income
 taxes..................    $ 7,555     $20,221  $34,182   $52,602  $52,060   $61,482
Minority interest.......      3,083       8,291   23,223       --    16,628       --
Interest expense........     10,462      26,266   21,741    33,816   13,231    23,269
Amortization of debt
 costs..................         98         593      549     1,013      478       750
Interest portion of
 rental expense.........        198         284      342       417      248       292
                            -------     -------  -------   -------  -------   -------
  Earnings..............    $21,396     $55,655  $80,037   $87,848  $82,645   $85,793
                            =======     =======  =======   =======  =======   =======
Interest expense........    $10,462     $26,266  $21,741   $33,816  $13,231   $23,269
Amortization of debt
 costs..................         98         593      549     1,013      478       750
Interest portion of
 rental expense.........        198         284      342       417      248       292
                            -------     -------  -------   -------  -------   -------
  Fixed Charges.........    $10,758     $27,143  $22,632   $35,246  $13,957   $24,311
                            =======     =======  =======   =======  =======   =======
  Ratio of Earnings to
   Fixed Charges........       1.99x       2.05x    3.54x     2.49x    5.92x     3.53x
                            =======     =======  =======   =======  =======   =======
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